Exhibit 12.4
Certification
I, Joanne Wilson, certify that:

1.I have reviewed this annual report on Form 20-F/A of WPP plc;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: 25 July 2025

/s/ Joanne Wilson
Joanne Wilson
Chief Financial Officer
(principal financial officer)